Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of GMO Trust of our reports dated April 24, 2020, relating to the financial statements and financial highlights of GMO Alternative Allocation Fund, GMO Asset Allocation Bond Fund, GMO Benchmark-Free Allocation Fund, GMO Benchmark-Free Fund, GMO Climate Change Fund, GMO Multi-Sector Fixed Income Fund (formerly GMO Core Plus Bond Fund), GMO Emerging Country Debt Fund, GMO Emerging Domestic Opportunities Fund, GMO Emerging Markets Fund, GMO Global Asset Allocation Fund, GMO Global Developed Equity Allocation Fund, GMO Global Equity Allocation Fund, GMO High Yield Fund, GMO Implementation Fund, GMO International Developed Equity Allocation Fund, GMO International Equity Allocation Fund, GMO International Equity Fund, GMO Opportunistic Income Fund, GMO Quality Fund, GMO Resources Fund, GMO Risk Premium Fund, GMO SGM Major Markets Fund, GMO Special Opportunities Fund, GMO Strategic Opportunities Allocation Fund, GMO Tax-Managed International Equities Fund, GMO U.S. Equity Fund, GMO U.S. Small Cap Value Fund, and GMO U.S. Treasury Fund, which appear in the Annual Reports on Form N-CSR for the year ended February 29, 2020. We also consent to the references to us under the headings "Financial Highlights" and "Investment Advisory and Other Services—Independent Registered Public Accounting Firm" in such Registration Statement.

/s/PricewaterhouseCoopers LLP

Boston, Massachusetts

June 30, 2020